Exhibit 10.3

ASPEN AEROGELS, INC.

BONUS PLAN

(Amended and Restated Effective as of January 1, 2024)

ARTICLE 1

Purpose

1.1 Purpose. The purpose of the Bonus Plan (the “Plan”) is to promote the creation of value for shareholders of Aspen Aerogels, Inc. (the “Company”) by closely aligning the interests of Participants with those goals and expectations established for the Company by the Board of Directors of the Company (the “Board”).

ARTICLE 2

Eligibility

2.1 Eligibility. Each individual who has been selected to participate in the Plan with respect to a Performance Period (the “Participants”) shall be issued a Participation Statement setting forth the terms and conditions of such Participant’s participation in the Plan as determined by the Administrator in its sole discretion. For purposes of the Plan, “Participation Statement” means one or more writings in such form as approved by the Administrator to set forth terms and conditions of a Participant’s bonus opportunity under the Plan for the applicable Performance Period. A Participation Statement may be in an electronic format and may consist of one or more of the following (including a combination thereof): (a) an agreement to be executed by the Participant, (b) a notice or statement issued by the Company which need not be executed by the Participant, and/or (c) an appendix to, or subplan established under, the Plan. An individual who is selected as a Participant for a particular Performance Period is not guaranteed or assured of being selected as a Participant with respect to any subsequent Performance Period.

ARTICLE 3

Bonus Opportunity

3.1 Bonus Opportunity. Each Participant’s Participation Statement shall set forth a target bonus opportunity level for the Participant (whether as a percentage of the Participant’s then current base salary or as a dollar amount or otherwise as determined by the Administrator). The incentive bonus opportunity represents a target cash award (“Target Award”) with payment contingent upon achievement of specified performance metrics set forth in the Participation Statement over the applicable performance period set forth in the Participation Statement (the “Performance Period”).

3.2 Performance Metrics.

3.2.1 Participant Designations. The performance metrics and other terms and conditions of the bonus opportunities provided to Participants under the Plan need not be uniform with respect to any or all Participants. A Participation Statement may, but shall not be required to, classify a Participant as a member of a sub-group of Participants, such as, for example, sales representatives, corporate personnel, etc.

3.2.2 Performance Metrics. Each Participant’s Participation Statement shall set forth and establish the performance metrics or goals to be applicable for the Participant and the relative weightings thereof. Such performance metrics shall consist of measurable or subjective performance goals based upon any financial measures, business measures, strategic objectives or other criteria as determined by the Administrator in its sole discretion, and may be determined with regard to the performance of the Company (absolute or relative to peers or to an index) or any affiliate, business unit, segment, division, region or function, the performance of any individual Participant, or upon any other basis determined by the Administrator in its sole discretion. Performance metrics established by the Administrator under this Plan may include, but shall not be limited to, attaining a “segment revenue” goal, attaining a Company revenue goal , attaining individual performance ratings or individual “motivation by objective” goals, attaining a Company EBITDA, and/or such other performance metrics that may be established from time to time, (collectively, “Goals”). “Segment revenue” means that portion of Company revenue derived from the geographical region and/or business group assigned to a Participant or group of Participants as detailed in a Participation Statement. “Company revenue” and “EBITDA” shall be based upon and conclusively determined by reference to the Company’s unaudited financials.

3.2.3 Allocation of Performance Metrics. A Participation Statement may set forth and establish a percentage allocation of a Target Award that will correlate to the Goals set forth in the Participation Statement. The designated percentage of the Target Award will be achieved based on achievement of the applicable Goals.

3.2.4 Levels of Achievement. A Participation Statement may set forth and establish minimum threshold achievement levels, maximum achievement levels, and one or more intermediate achievement levels applicable to one or more Goals, with corresponding payout levels for a portion, all, or a multiple of a Participant’s Target Award.

3.3 Additional Goals/Special Awards. The Administrator may in its sole discretion include such other goals and awards in a Participation Statement.

3.4 Payment. Following the completion of the Performance Period, the Administrator shall determine the level of performance achieved in respect of the applicable Goals for the Performance Period and the amount (if any) of the bonus payable to each Participant with respect to that Performance Period. Upon approval and certification by the Administrator of the achieved performance, payment in cash, less any applicable tax withholdings, shall be made to each eligible Participant as soon as practicable but no later than March 15 of the calendar year immediately following the Performance Period (the “Payment Date”) in a single lump sum.

3.4.1. Adjustment of Goals. The Administrator may, in its sole discretion and at any time, modify the Goals and/or or the related levels of achievement, in whole or in part, as the Administrator deems appropriate and equitable to reflect a change in the business, operations, corporate structure or capital structure of the Company, the manner in which the Company conducts its business, or any other events or circumstances.

3.4.2 Adjustment of Payout Amounts. The Administrator may, in its sole discretion, increase, decrease or eliminate the amount of any Award otherwise earned by any Participant to reflect such Participant's individual performance or such other factors as the Administrator deems relevant.

3.5 Continued Service. Except as otherwise may be provided in an applicable Participation Statement or a written agreement between the Participant and the Company, or as otherwise determined by the Administrator in its sole discretion, a Participant must remain employed in good standing (and not on notice of termination or resignation) through the applicable Payment Date in order to be eligible to receive any bonus payment under the Plan.

ARTICLE 4

Administration

4.1 Administration. The Compensation Committee of the Board shall be the administrator of the Plan until such time as the Board shall otherwise determine. The Administrator may delegate such of its duties to officers of the Company as it shall determine.

4.2 Authority of Administrator. The Administrator shall have authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any benefits may be payable, to resolve all factual and legal questions concerning the status of the Participants and others under the Plan, including but not limited to, eligibility for benefits and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Benefits under this Plan will be payable only if the Administrator decides in its sole discretion that the applicant is entitled to them under the Plan. The determinations, interpretations, and regulations of the Administrator and the calculations of the Administrator shall be final and binding on all persons and parties concerned.

ARTICLE 5

Amendment and Termination of the Plan

5.1 Amendment and Termination of the Plan. The Administrator reserves the power to alter, amend, wholly revise or terminate the Plan at any time and from time to time and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment or termination shall be effective without the consent of a Participant to the extent that it would have a materially adverse impact on a Participant’s economic benefit under any Participation Statement.

ARTICLE 6

Miscellaneous

6.1 Unsecured General Creditor. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company.

The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

6.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

6.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company.

6.4 Compensation Recoupment Policy. Notwithstanding any other provision of this Plan or a Participation Statement, each bonus opportunity granted to a Participant under this Plan shall be subject to forfeiture, and each bonus paid to a Participant under this Plan shall be subject to recoupment, pursuant to the terms of the Company’s Compensation Recoupment Policy, as in effect from time to time.

6.5 Governing Law. Except as otherwise may be provided pursuant to the Compensation Recoupment Policy, all issues concerning this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Massachusetts.

6.6 Waiver of Jury Trial. By executing a Participation Statement or accepting any benefit under this Plan, each Participant shall waive, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Plan or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Plan or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. By executing a Participation Statement or accepting any benefit under this Plan, each Participant shall agree and consent that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that an original counterpart or a copy of the Plan and any applicable Participation Statement with any court as written evidence of the Participant’s consent to the waiver of the Participant’s right to trial by jury.

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